Exhibit 32(a)
Section 1350 Certification
We, T. J. Tuscai and Mark R. Sorensen, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

The Annual Report on Form 10-K of ESI Tractebel Acquisition Corp. for the year ended December 31, 2007 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ESI Tractebel Acquisition Corp.

Dated: March 12, 2008

T. J. TUSCAI

T. J. Tuscai President and Director of ESI Tractebel Acquisition Corp.

MARK R. SORENSEN

Mark R. Sorensen Treasurer and Director of ESI Tractebel Acquisition Corp.

A signed original of this written statement required by Section 906 has been provided to ESI Tractebel Acquisition Corp. and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of ESI Tractebel Acquisition Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).